THIS SECOND AMENDMENT AND WAIVER AGREEMENT is made as of September 28, 2012, between

LW EMERGING MARKETS OPPORTUNITIES MASTER FUND, LTD.

a corporation incorporated under the laws of the Cayman Islands, and the transferee of LW Emerging Markets Natural Resources Opportunities Fund, Ltd.’s entire interest under the Original Agreement and the Notes (“Lender 1”),

HAMPTON CORP.

a corporation incorporated under the laws of Cayman Islands (“Lender 2”),

LW LATIN AMERICA SHORT DURATION FUND, LTD

a corporation incorporated under the laws of Curacao, (“Lender 3”), and

Li3 ENERGY, INC.

a corporation incorporated under the laws of the State of Nevada, USA (the “Borrower”).

and modifies the Credit Agreement among Lender 1, Lender 2, Lender 3 and the Borrower, dated as of May 2, 2011, as amended by the Amendment and Waiver Agreement among Lender 1, Lender 2, Lender 3 and the Borrower, dated as of August 25, 2012 (the “Original Agreement”).

WHEREAS, the Borrower has recently closed on the second tranche of funding under a transaction pursuant to which POSCO Canada Ltd. (“POSCAN”) has purchased for cash equity securities of the Borrower on terms that were modified pursuant to an Additional Agreement to Securities Purchase Agreement between Borrower and POSCAN, dated as of August 17, 2012 (the “Strategic Funding”);

WHEREAS, the Borrower and POSCAN desire that all of the proceeds of the Strategic Funding be used for the Borrower’s work program;

WHEREAS, certain of the Lenders, or their affiliates, have loaned money to the Borrower in a series of transactions pursuant to which Borrower has issued $650,000.00 aggregate principal amount of its 15% Promissory Notes (the “Bridge Notes”);

WHEREAS, There is currently $437,867.22 aggregate principal and accrued interest amounts outstanding under the Bridge Notes, and $1,696,938.36 aggregate principal and accrued interest amounts outstanding under the Notes;

WHEREAS, to date, the Lenders and the holders of Bridge Notes have foreborne from taking any action to enforce their Notes and Bridge Notes; and

WHEREAS, the Lenders have agreed to certain modifications to the terms of the Notes in order to facilitate the Strategic Funding, subject to the terms and conditions set forth herein;

NOW, THEREFORE, it is agreed as follows:

1.            Defined Terms. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Original Agreement.

2.            Extention of Maturity; Elimination of Coupon. (a) The Original Agreement is hereby amended, effective immediately, to change the Principal Payment Date of each Note from June 30, 2012 to September 28, 2013. All accrued interest on the Notes to date is being paid by Borrower pursuant to Section 3(c) hereof, and the Notes shall henceforth not accrue any interest. The aggregate Principal Amount of the Notes is hereby amended to be US$1,880,000.00 (One Million Eight Hundred Eighty Thousand dollars) payable on the Principal Payment Date, as amended. Thus at the new Principal Payment Date, the Borrower will pay the Principal Amount to the Lenders, in such proportions as is set forth on Schedule I hereto. The parties hereby acknowledge that the Principal Amount, as amended, reflects an Original Issue Discount of 12.1% from today through maturity on the outstanding principal and accrued but unpaid interest amounts of the Notes immediately prior to this Second Amendment and Waiver. In the event the Notes are not repaid in full on or prior to September 28, 2013, interest shall accrue on any unpaid balance at the rate of 20% per annum, payable on the last day of each calendar month.

3.            Prepayment Requirements. (a) The Lenders and Borrower hereby confirm that Section 3.02 of the Original Agreement shall not apply to any issuance by Borrower of shares of its common stock otherwise than for cash, including without limitation, the Borrower’s recently initiated program of issuing up to 20,000,000 shares of its common stock to various parties to whom Borrower is obligated, in lieu of cash payments of such obligations.

(b)            Each Lender hereby waives any right it may have, under Section 3.02 of the Original Agreement or otherwise, to have any obligations under the Notes (whether Issue Price, Accrued Original Discount or otherwise) prepaid in whole or in part out of the proceeds of the Strategic Funding, as amended. The Lenders agree that the Borrower may use the net proceeds of the Strategic Funding for any business purposes as may be determined by Borrower in its sole discretion.

(c)            On the date hereof, Borrower shall pay: (i) all accrued but unpaid interest under the Notes, constituting $19,500.22, in the aggregate; and (ii) all accrued interest under the Bridge Notes, constituting $7,867.22.

(d) Upon Borrower’s satisfaction of the payment obligations set forth in Section 3(c) and Section 4 hereof, all Events of Default occurring prior to the date hereof shall be be deemed cured, and any rights of Lenders with respect to such Events of Default permanently waived; provided however, that such waiver shall not affect any similar event occurring on or after the date hereof.

(e)            In exchange for, and upon surrender of, all outstanding Bridge Notes, Borrower shall issue a new promissory note due November 2, 2012, in the form of Exhibit A, in the principal amount of $430,000.

4.            Arrangement Fee. Borrower shall pay to LW Securities, S.A., an arrangement fee of $37,600.00, representing two (2%) percent of the Principal Amount of the Notes as amended hereby.

5.            Assignability. Section 12.01 of the Original Agreement is hereby amended to read in its entirety as follows:

Section 12.01     Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the Lenders and the Borrower and their respective permitted successors and assigns, except that (a) the Borrower shall not assign any rights or obligations with respect to this Agreement or any of the agreements contemplated hereby without the prior written consent of the Lenders (b) a Lender may assign (in an amount equal to at least U.S.$100,000 (or the remaining balance thereof, if less)) all or any portion of its outstanding Borrowings and remaining commitments to lend hereunder.

6.            Change in Conversion Price; Lock-Up. The Original Agreement is hereby amended, effective upon the date hereof, to change the Conversion Price of the Notes to U.S.$0.095 per share (subject to adjustment as provided in the Original Agreement). The Notes may be converted at any time or from time to time until repaid. The shares of common stock issued upon any such conversion shall not be subject to any lock-up or other contractual restrictions on transfer to which the Borrower is a party.

7.            Exchange of Notes. Each Lender shall promptly surrender its original Note to Borrower, to be replaced by a new Note in the form attached hereto as Exhibit B.

8.            Full Force and Effect. Except as modified hereby, the Original Agreement remains in full force and effect. Without limiting the generality of the foregoing, Section 3.02 of the Original Agreement requires that, if the Borrower shall raise capital by the issuance of any of its securities (whether debt, equity or securities convertible into equity securities) after the date hereof, then the net proceeds (after offering expenses) of any such offering shall be applied first to prepay the Issue Price of and Accrued Original Issue Discount on the Borrowing until no amount payable by the Borrower under the Original Agreement, as amended, or under the Notes remains outstanding

9.            Warrants. In connection with the sale and purchase of the Bridge Notes, Borrower had proposed to issue three-year warrants (“Bridge Warrants”) exercisable to purchase shares of Common Stock at an exercise price of $0.10 per share. The parties hereby agree that the Borrower shall not issue any Bridge Warrants in connection with the Bridge Notes, and that the Bridge Notes themselves shall be the sole consideration provided to the Lenders for the loans evidenced thereby.

10.            Counterparts. This Amendment may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument and shall be effective on the date when each of the parties hereto has signed a copy hereof and shall have delivered the same to the Lenders.

[Signature page follows immediately]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of this 25th day of August 2011.

“Lenders”

Lender 1	Lender 2
LW EMERGING MARKETS
OPPORTUNITIES MASTER FUND, LTD.	HAMPTON CORP.

By:	/s/ Carlos A. Zalles	By:	/s/ Carlos A. Zalles
Name:	Carlos A. Zalles	Name:	Carlos A. Zalles
Title:	Director	Title:	Attorney-in-Fact

Lender 3
LW LATIN AMERICA SHORT DURATION FUND, LTD

By:	/s/ Alfredo Gonzales & /s/ Javier Llanos
Name:	Alfredo Gonzales & Javier Llanos
Title:	Attorneys-in-Fact

“Borrower”

LI3 ENERGY, INC.

By:	/s/ Luis Saenz
Name:	Luis Saenz
Title:	Chief Executive Officer

SCHEDULE I

(Lenders and Principal Amount of Notes, as Amended)

Lender	Principal Amount

LW EMERGING MARKETS OPPORTUNITIES MASTER FUND, LTD	$940,000.00
HAMPTON CORP.	219,960.00
LW LATIN AMERICA SHORT DURATION FUND, LTD	720,040.00

TOTAL	$1,880,000.00

EXHIBIT A

PROMISSORY NOTE

U.S. $ XXX,XXX

Dated: September 28, 2012

FOR VALUE RECEIVED, the undersigned, Li 3 Energy Inc. (the "Borrower"), HEREBY PROMISES TO PAY to the order of __________________, a _________ _________ (the "Lender") the principal sum of U.S. $ XXX,XXX.xx on November 2th, 2012. The Lender shall not transfer this Note and shall maintain it deposited under his custody. Notwithstanding the foregoing, the Lender may grant to any one or more individuals or financial institutions, participation or participations in all or any part of the Lender's rights and benefits hereunder.

The Borrower promises to pay interest on the unpaid principal amount of the loan evidenced hereby at a rate equal to Fifteen percent (15%) per annum (actual/360) from the date hereof until such principal amount is paid in full. Any amount of principal hereof which is not paid when due, whether at maturity, by accelerations or otherwise, shall bear interest from the due date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal to Two (2.00%) percent above the rate stated in the previous sentence.

Both principal and interest are payable in lawful money of the United States of America to the Lender, in immediately available funds.

This Note shall be governed by the laws of the State of New York.

IN WITNESS whereof, the undersigned has caused this Note to be duly executed as of 09/ 28 /12

Li 3 Energy, Inc

Name:	Name:

Title:	Title:

EXHIBIT B

[FORM OF NOTE]

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. THE HOLDER OF THIS SECURITY MAY CONTACT LI3 ENERGY, INC., MARCHANT PEREIRA 150, OFICINA 803, PROVIDENCIA, SANTIAGO DE CHILE, CHILE, ATTENTION: CHIEF EXECUTIVE OFFICER, FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS SECURITY.

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

LI3 ENERGY, INC.

Amended and Restated

Zero-Coupon Convertible Note due September 28, 2013

Original Issue Date: May 2, 2011

Issue Price: U.S.$XXXXXXX

Amendment Date: September 28, 2012

Oustanding Principal and Accrued Interest on Amendment Date: U.S.$XXXXXXX

Principal Amount at Maturity: U.S.$ XXXXXXX

Original Issue Discount: U.S.$ XXXXXXX

LI3 ENERGY, INC., a Nevada corporation (the “Borrower”), promises to pay to__________________________, or its permitted registered assigns, the Principal Amount at Maturity of XXXXXXXXXXXXXXXXXXXXXXXX UNITED STATES DOLLARS (U.S.$ XXXXXXX) on September 28, 2013.

The Borrower issued this Note under a Credit Agreement dated as of May 2, 2011, between the Company and the Lenders party thereto, as modified by the Amendment and Waiver Agreement, dated as of August 25, 2011, and the Second Amendment and Waiver Agreement, dated as of September 28, 2012 (and, as the same may hereafter be amended from time to time, the “Credit Agreement”). The terms of this Note include those stated in the Credit Agreement. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Credit Agreement. This Note is subject to all such terms, and Note holders are referred to the Credit Agreement for a statement of those terms.

This Note shall not bear interest except as specified in the Credit Agreement. Original Issue Discount will accrue as specified in the Credit Agreement. This Note is convertible into the Borrower’s Common Stock as specified in the Credit Agreement. This Note may, and in some circumstances must, be prepaid as specified in the Credit Agreement.

Dated: September 28, 2012

LI3 ENERGY, INC.

By:
Name:
Title: